Exhibit 99.2

Clovis Oncology Announces Pricing of Public Offering of Common Stock

BOULDER, Colo., May 18, 2020 – Clovis Oncology, Inc. (NASDAQ:CLVS) announced today the pricing of 11,090,000 shares of its common stock in an underwritten public offering at a price to the public of $8.05 per share, before underwriting discounts and commissions. Clovis Oncology also granted to the underwriters a 30-day option to purchase up to an additional 1,663,500 shares of its common stock on the same terms and conditions.

The offering is expected to close on May 21, 2020, subject to customary closing conditions. J. P. Morgan Securities LLC and BofA Securities are acting as joint book-running managers for this offering.

Clovis Oncology intends to use the net proceeds of this offering for general corporate purposes, including repayment, repurchase or refinance of its debt obligations, sales and marketing expenses associated with Rubraca® (rucaparib), funding of its development programs, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

The common stock is being offered pursuant to an effective shelf registration statement that Clovis Oncology has filed with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the prospectus in that registration statement and other documents Clovis Oncology has filed with the SEC for more complete information about Clovis Oncology and this offering. The offering is being made only by means of a prospectus supplement and the related prospectus. Copies of the prospectus supplement and related prospectus may be obtained from J. P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email to prospectus-eq_fi@jpmchase.com, or from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by calling 1-800-294-1322 or by email to dg.prospectus_requests@bofa.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties that could cause Clovis Oncology’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the conditions affecting the capital markets, general economic, industry, or political conditions, including the impact of the COVID-19 pandemic, and the satisfaction of customary closing conditions related to the proposed public offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:
Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

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